                                                                    EXHIBIT 99.1

                       REPORT OF INDEPENDENT ACCOUNTANTS

    To the Board of Directors and Shareholders of Cylink Corporation

    In our opinion, the accompanying balance sheet and the related statement of operations and divisional equity and of cash flows present fairly, in all material respects, the financial position of the Wireless Communications Group (a division of Cylink Corporation) at December 31, 1997 and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of Cylink's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

    As disclosed in Note 1 of the Notes to Financial Statements, certain administrative services are provided to the Wireless Communications Group by Cylink Corporation. It is possible that the terms of these services are not the same as those that would result from transactions among wholly unrelated parties.


    /s/ PRICE WATERHOUSE LLP
    --------------------------
    PRICE WATERHOUSE LLP
    San Jose, California
    May 15, 1998

                         WIRELESS COMMUNICATIONS GROUP
                      (a division of Cylink Corporation)
                                 Balance Sheet
                                (in thousands)



                                                                DECEMBER 31,
                                                                    1997
                                                                ------------
                        ASSETS
Current Assets:
  Accounts receivable, net of allowances of $155                  $ 10,688
  Inventories                                                        4,300
  Deferred income taxes                                                933
                                                                  --------
        Total current assets                                        15,921

Property and equipment, net                                            440
Other assets                                                             7
                                                                  --------
                                                                  $ 16,368
                                                                  ========

        LIABILITIES AND DIVISIONAL EQUITY
Current liabilities:
  Accounts payable                                                $  1,874
  Accrued employee benefits                                            602
                                                                  --------
        Total current liabilities                                    2,476
                                                                  --------

Commitments (Note 6)                                                    --

Divisional Equity                                                   13,892
                                                                  --------
                                                                  $ 16,368
                                                                  ========



  The accompanying notes are an integral part of these financial statements.

                         WIRELESS COMMUNICATIONS GROUP
                      (a division of Cylink Corporation)
                 STATEMENT OF OPERATIONS AND DIVISIONAL EQUITY
                                (in thousands)

                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                                    1997
                                                                ------------
Revenue                                                           $ 31,267
Cost of Revenue                                                     13,461
                                                                  --------
        Gross profit                                                17,806
                                                                  --------

Operating expenses:
  Research and development                                           3,608
  Selling and marketing                                              6,934
  General and administrative                                         3,576
                                                                  --------
        Total operating expenses                                    14,118
                                                                  --------
Income from operations                                               3,688

Royalty and other income, net                                          115
                                                                  --------

Income before income taxes                                           3,803
Provision for income taxes                                           1,135
                                                                  --------
Net income                                                           2,668

Division equity at beginning of year                                 8,646
Net advances from Cylink Corporation                                 2,578
                                                                  --------
Divisional equity at end of year                                  $ 13,892
                                                                  ========



  The accompanying notes are an integral part of these financial statements.

                         WIRELESS COMMUNICATIONS GROUP
                      (a division of Cylink Corporation)
                            STATEMENT OF CASH FLOWS
                                (in thousands)

                                                                YEAR ENDED
                                                                DECEMBER 31,
                                                                    1997
                                                                ------------
Cash flows from operating activities:
  Net income                                                      $  2,668
  Adjustments to reconcile net income to net cash
   used in operating activities:
     Depreciation and amortization                                     186
     Changes in assets and liabilities:
       Accounts receivable                                          (5,916)
       Inventories                                                    (377)
       Deferred income taxes                                           116
       Other assets                                                     (7)
       Accounts payable                                                824
       Accrued liabilities                                             209
                                                                  --------
        Net cash used in operating activities                       (2,297)
                                                                  --------
Cash flows from investing activities:
  Acquisition of property and equipment                               (281)
                                                                  --------
        Net cash used in investing activities                         (281)
                                                                  --------
Cash flows from financing activities:
  Net advances from Cylink Corporation                               2,578
                                                                  --------
        Net cash provided by financing activities                    2,578
                                                                  --------
Net change in cash and cash equivalents                                 --
Cash and cash equivalents at beginning of year                          --
                                                                  --------
Cash and cash equivalents at end of year                          $     --
                                                                  ========


  The accompanying notes are an integral part of these financial statements.

                         WIRELESS COMMUNICATIONS GROUP
                      (a division of Cylink Corporation)
                         NOTES TO FINANCIAL STATEMENTS


1.  THE COMPANY AND A SUMMARY OF ITS SIGNIFICANT ACCOUNTING POLICIES

    THE COMPANY

        Wireless Communications Group ("Wireless") is a division of Cylink Corporation ("Cylink") which develops, manufactures and sells wireless communication products. On March 28, 1998, Cylink sold Wireless to P-Com, Inc. for approximately $46.0 million in cash and a $14.5 million unsecured note receivable due July 6, 1998.

    BASIS OF PRESENTATION

        The statement of operations includes all revenues and expenses directly attributable to Wireless as well as an allocation of costs for management and administrative functions and services performed by Cylink on behalf of Wireless. The allocation of these costs is based on various factors including, but not limited to, revenues, employees and operating space using a methodology that Cylink management believes is reasonable. For the year ended December 31, 1997 these allocated costs were $2,764,000.

        These allocated costs are not necessarily indicative of the costs and expenses that would have resulted if Wireless had operated as a separate entity. As more fully described in Note 3, current and deferred income taxes and related tax expense have been allocated to Wireless as if it was a separate taxpayer.

        The balance sheet includes all assets and liabilities directly attributable to Wireless. Divisional equity is the result of the difference between residual earnings of Wireless plus borrowings from Cylink less cash paid to Cylink. All liabilities related to allocated costs of Cylink have been considered paid through divisional equity.

    CASH

        Wireless participated in Cylink's centralized cash management system. In general, the cash funding requirements of Wireless were met by, and all cash generated by Wireless was transferred to, Cylink.

    INVENTORIES

        Inventories are stated at the lower of cost or market, cost being determined on a first-in, first-out basis.

    PROPERTY AND EQUIPMENT

        Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally five years.

    REVENUE RECOGNITION

        Revenue is recognized upon shipment to customers. Concurrently, a provision is made for estimated costs to repair or replace products under warranty arrangements. Revenue from sales to distributors is recognized upon shipment; no right of return, stock rotation or price protection is given. Revenue from sales to value added resellers is recognized upon shipment and concurrently a provision for estimated returns is recorded.

    SOFTWARE DEVELOPMENT COSTS

        Software development costs are classified as research and development costs and are expensed as incurred. Statement of Financial Accounting Standards No. 86 requires the capitalization of certain software development costs once technological feasibility is established, which Wireless defines as completion of a working model. The capitalized cost is then amortized on a straight-line basis over the estimated product life, or on the ratio of current revenues to total projected product revenues, whichever is greater. To date, the period between achieving technological feasibility and the general availability of such software has been short and software development costs qualifying for capitalization have been insignificant. Accordingly, Wireless has not capitalized any software development costs.

    INCOME TAXES

        Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their financial statement reported amounts. The measurement of deferred income tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

    CONCENTRATION OF CREDIT RISK

        Financial instruments that potentially subject Wireless to significant concentration of credit risk consist primarily of accounts receivable. Wireless performs on-going credit evaluations and maintains reserves for potential credit losses; historically such losses have been immaterial.

        Three customers accounted for 31%, 17% and 10%, respectively, of total accounts receivable at December 31, 1997. Two customers accounted for 13% and 11%, respectively, of revenue in 1997.

    USE OF ESTIMATES

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


2.  DETAILS OF BALANCE SHEET COMPONENTS

                                                                    DECEMBER 31, 1997
                                                                    -----------------
                                                                      (IN THOUSANDS)
Inventories:
   Raw materials                                                          $ 2,590
   Work in process and subassemblies                                        1,474
   Finished goods                                                             236
                                                                          -------
                                                                          $ 4,300
                                                                          =======

Property and equipment:
   Machinery and equipment                                                $ 1,600
   Accumulated depreciation                                                (1,160)
                                                                          -------
                                                                          $   440
                                                                          =======

3.  INCOME TAXES

        The provision and related deferred tax assets are presented as if Wireless was a separate taxpayer. In 1997, Cylink utilized various tax planning strategies and elections to minimize its total income tax expense. Tax payments are made by Cylink on a consolidated basis. It is not practical to identify the effects of these strategies, elections, and payments on the results of operations of Wireless.

  The provision for income taxes consists of the following:

                                                                   YEAR ENDED
                                                                   DECEMBER 31,
                                                                       1997
                                                                  -------------
                                                                  (IN THOUSANDS)
Current:
   Federal                                                            $1,196
   State                                                                  55
                                                                      ------
                                                                       1,251
                                                                      ------

Deferred:
   Federal                                                              (104)
   State                                                                 (12)
                                                                      ------
                                                                        (116)
                                                                      ------
                                                                      $1,135
                                                                      ======

Deferred income tax assets comprise the following:

   Research and development tax credit carryforwards                  $  184
   Allowances for sales returns and doubtful accounts                     62
   Inventory reserves and basis differences                              615
   Accrued expenses                                                       73
                                                                      ------
          Total deferred income tax assets                            $  933
                                                                      ======

        Net deferred income tax assets result from temporary differences between the financial carrying value and the tax basis of Wireless' assets and liabilities and are expected to be utilized in future years.

        The provision reconciles to the amount computed by applying the federal statutory rate to income before income taxes as follows:

                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                                    1997
                                                                ------------
U.S. federal statutory income tax rate                              34.0%
State taxes, net of federal tax benefit                              5.8
Research and development tax credits                                (7.0)
Other                                                               (3.0)
                                                                    ----
   Effective tax rate                                               29.8%
                                                                    ====


        Wireless had research and development credit carry forwards of approximately $765,000 at December 31, 1997 which expire at various times through 2010.

4.  STOCK OPTION PLAN

        Wireless employees participate in Cylink's 1994 Flexible Stock Incentive Plan ("1994 Plan"). The 1994 Plan provides for the grant of incentive stock options and nonqualified stock options to executives, employees and consultants to purchase up to 5,950,000 common shares. Stock options may be granted at prices not less than 100% and 85% for incentive and nonqualified stock options, respectively, of the fair market value of the stock on the date of grant. Through December 31, 1997, all nonqualified stock options have been granted at 100% of the fair market value of the stock on the date of grant. Options granted under the 1994 Plan are exercisable at such times and under such conditions as determined by the Board of Directors, and generally vest over five years. Options expire ten years from the date of grant. Shares issued upon exercise of options are subject to certain restrictions on their transferability. The Company has the right to repurchase such shares, at a price equal to the fair market value, when the optionee is no longer associated with Cylink. Shares repurchased increase the number of shares available for grant under the Plan.

5.  GEOGRAPHIC INFORMATION

        Wireless operates in one industry segment. All operating expenses and identifiable assets of Wireless were generated in the United States. Revenue, classified by the major geographic areas in which the Company operates, was as follows:

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1997
                                                               --------------------
                                                                   (IN THOUSANDS)

Revenue:
   Asia                                                                $13,374
   Central and South America                                             8,804
   United States and Canada                                              5,910
   Europe                                                                2,896
   Other                                                                   283
                                                                       -------
                                                                       $31,267
                                                                       =======

6.  COMMITMENTS

        As part of the sale of Wireless to P-Com, Cylink entered into an agreement with P-Com to allow Wireless the right to occupy and use portions of Cylink's properties including the use of the phone system and any necessary services which Cylink provides to its employees. As consideration, P-Com will pay Cylink a sum of $120,000 on the first day of each month beginning July 1998. In addition, P-Com is required to pay $20,000 each month beginning June 1998 for the use of the Company's computer network. This agreement expires no later than December 31, 1998.

        Prior to the sale of Wireless to P-Com, Wireless shared facilities leased by Cylink under various noncancelable operating leases. These leases expire at various dates through June 2001 and certain of the leases are renewable for an additional five years. In addition to the minimum lease payments, Cylink is responsible for insurance, repairs and certain other operating costs under the terms of the leases. Cylink incurred rent expense of $860,000 under operating leases during the year ended December 31, 1997.

        Future minimum lease payments for Cylink under all noncancelable operating leases are as follows:

                                                YEAR ENDING
                                                DECEMBER 31,
                                               --------------
                                               (IN THOUSANDS)

1998                                              $1,175
1999                                                 721
2000                                                 393
2001                                                 197
                                                  ------
                                                  $2,486
                                                  ======